SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Cortech, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      Asset Value Fund Limited Partnership
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. |X| No fee required

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

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    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

(032796DTI)

                      ASSET VALUE FUND LIMITED PARTNERSHIP
                                 376 Main Street
                                   P.O. Box 74
                              Bedminster, NJ  07921
                                 (908) 234-1881

                                                                January 29, 1998

Dear Fellow Cortech Stockholder:

     As you probably already know, in the fall of 1997 Asset Value Fund Limited Partnership ("Asset Value") purchased approximately 15% of the outstanding common stock of Cortech, Inc., making it by far Cortech's largest stockholder. In connection with its purchase, Asset Value stated that it believed Cortech's stock was undervalued; that Asset Value could assist Cortech's management in realizing full value; and that Asset Value intended to request representation on the Cortech board. Indeed even Mr. Lynn, Cortech's CEO, concedes that Asset Value's chief executive officer, Paul Koether, is a "shrewd, sophisticated and successful investor." But when Asset Value tried to share this investment savvy with Cortech, Mr. Lynn and Cortech's board of directors were simply too busy to meet Paul Koether. How this board was busying itself became eminently clear on December 15, 1997, when Cortech announced management's proposal to merge with Biostar, Inc., a company located in Boulder, Colorado.

     A review of the limited information available about Biostar, a private company, revealed that it and Cortech shared one common trait (aside from their geographic proximity): they both had built substantial losses in attempting to develop commercial applications from esoteric biotechnology. The principal synergy from the merger appears to be that Cortech's cash previously used to pay for Cortech's losses would now be available to pay for Biostar's losses as well. From Asset Value's perspective, the merger would result in the biotech version of Penn-Central.1

     Asset Value has already expressed to Cortech's management, Asset Value's opposition to this merger. Cortech has responded with silence, even though we believe stockholder approval of this merger is unlikely given Asset Value's opposition.2 Moreover, we have spoken to other large stockholders who, we believe, will also oppose this transaction, making approval of the merger, in our view, statistically improbable. Why then would Mr. Lynn, a self described "fiduciary," countenance the expenditure of corporate funds in furtherance of this ill-fated transaction?

--------

     1 In 1970, the New York Central Railroad, which was losing money, merged with the Pennsylvania Railroad, which was also losing money. The successor to the merger was called Penn-Central, which lost even more money than the separate constituent companies lost prior to the merger. The result was a bankruptcy of historic and infamous proportions.

     2 In the third quarter of 1997, among other management perquisites, the Cortech Board granted themselves options to acquire shares of Cortech stock at the then current low market values. The grant, however, was subject to stockholder approval. After Asset Value made its investment in Cortech and complained, the options were canceled. Mr. Lynn said that the options were canceled spontaneously. We believe that the cancellation was a direct result of Asset Value's resistance and the Board's conclusion that the stockholder approval was unlikely given Asset Value's opposition.

                                 SELF INTEREST!

     Mr. Lynn could benefit from the approval of this merger irrespective of any benefits to the stockholders.3 Using his golden parachute, Mr. Lynn could have a soft landing, even if Cortech stockholders crash and burn from the losses sustained by yet another failed biotech dream.

     We urge the Cortech Board to reassess the viability of this proposed merger in light of what we believe is the considerable opposition to this transaction among major stockholders of Cortech. We believe that after an objective evaluation of the facts, the Cortech board will share our opinion that this merger is dead on arrival and that frittering away more equity in pursuit of an unpopular merger would be a waste of assets. In our view, cash is now Cortech's principal asset. To us, it makes sense to develop a consensus about Cortech's future before management further erodes cash.

     We are not soliciting your proxy at this time, nor would we accept it even if you offered it. Cortech has not even commenced its required solicitation of proxies to approve this significant transaction. Why then are we writing? To apprise our fellow stockholders that substantial amounts of their money are being wasted in what we consider to be an unrealistic effort to secure approval for this merger. Cortech's equity has hemorrhaged in management's failed attempt to exploit Cortech's technology and, consequently, stockholders have suffered an enormous deterioration in their investment. Now, adding insult to injury, Cortech offers a merger which has generated a market reaction ranging from disinterest to disdain. Its time for stockholders to stand up and declare that "we aren't going to take it anymore." Maybe if we shout loud enough it will be heard in Denver, Colorado and this management will do the right thing: go back to the drawing board and find a transaction that paints a better picture than Biostar.

                                            Sincerely,
                                            Asset Value Fund Limited Partnership
--------
     3 Mr. Lynn owns only 3,433 shares of Cortech stock with a current value of approximately $2,200. Two other directors own no shares of Cortech stock and another owns 5,000 shares of Cortech stock. Only one director owns over 2% (2.21%) of the outstanding shares of Cortech stock, bringing total management ownership to less than 2.5%. Of course this excludes directors' options to purchase 721,974 Cortech shares, representing more than one and one-half times the number of Cortech shares owned by the directors.

                  ADDITIONAL INFORMATION ABOUT ASSET VALUE FUND
                               LIMITED PARTNERSHIP

     Asset Value Fund Limited Partnership ("Asset Value") is engaged in investing in securities. The sole general partner of Asset Value is Asset Value Management, Inc. ("Asset Value Management"). Asset Value Management is a wholly-owned subsidiary of Kent Financial Services, Inc. ("Kent"), whose principal business is the operation of T.R. Winston & Company, Inc. ("TRW"), its wholly-owned subsidiary. TRW is a securities broker-dealer registered with the National Association of Securities Dealers, Inc. Asset Value, Asset Value Management, Kent and TRW maintain offices at 376 Main Street, Bedminster, New Jersey 07921. As of January 29, 1998 Asset Value holds 2,770,000 shares of common stock of Cortech, Inc. ("Cortech") or approximately 14.95% of the total Cortech shares outstanding.

     During the past ten years, none of Asset Value, Asset Value Management, Kent, TRW, or the Directors and Executive Officers of Kent has been convicted in a criminal proceeding.



                                       DIRECTORS AND EXECUTIVE OFFICERS
                                       OF KENT FINANCIAL SERVICES, INC.

                                                                                     Percent of Direct or
                                                                                      Indirect Ownership
 Name and Address                           Position and Office                     of Voting Securities of
of Beneficial Owner                           Currently Held                      Kent Financial Services, Inc.
-------------------                         -------------------                  ------------------------------
Paul O. Koether                             Chairman, Director                               44.90%
 211 Pennbrook Road                           and President
 Far Hills, NJ 07931

John W. Galuchie, Jr.                       Vice President and
  376 Main Street                             Treasurer                                       2.32%
  Bedminster, NJ 07921

Mark Koscinski                              Vice President                                        *
  376 Main Street
  Bedminster, NJ 07921

M. Michael Witte                            Director                                          1.15%
 1120 Granville Avenue
 Suite 102
 Los Angeles, CA 90049

Casey K. Tjang                              Director                                              *
 56 Hall Drive
 Clark, NJ 07066

Mathew E. Hoffman                           Director                                              *
 62 Rosehill Avenue
 New Rochelle, NY 10804
-----------------------------------------
*Less than 1 percent.




                        PURCHASES AND SALES OF CORTECH SHARES BY ASSET VALUE<F1>


Dates purchased            Number of shares purchased            Price per share<F2>         Total
---------------            --------------------------            ----------------          --------
07/25/97                            20,000                          $.61375             $   12,275.00
07/31/97                             6,700                           .625                    4,321.50
08/06/97                             9,100                           .6875                   6,256.25
08/07/97                             2,600                           .6875                   1,787.50
08/08/97                             3,100                           .6875                   2,131.25
08/12/97                           458,500                           .6875                 315,218.75
08/15/97                             5,100                           .6875                   3,506.25
08/18/97                             5,200                           .6689                   3,478.28
08/19/97                             3,200                           .65625                  2,100.00
08/20/97                             9,000                           .65625                  5,906.25
08/21/97                             8,500                           .6875                   5,843.75
08/27/97                           146,800                           .6875                 103,861.00
09/08/97                            22,000                           .6875                  15,125.00
09/11/97                            20,000                           .703125                14,062.50
09/15/97                            26,000                           .703125                18,281.25
09/16/97                             7,700                           .703125                 5,414.06
09/17/97                             4,000                           .703125                 2,812.50
09/24/97                            31,425                           .703125                22,095.70
09/30/97                            89,600                           .703125                63,000.00
10/01/97                            56,000                           .703125                39,375.00
10/02/97                             1,475                           .703125                 1,037.11
10/06/97                            25,000                           .6875                  17,187.50
10/07/97                             2,000                           .6875                   1,375.00
10/07/97                             6,500                           .71875                  4,671.88
10/07/97                           336,000                           .703125               236,250.00
10/08/97                         1,556,757                           .65                 1,011,892.05
10/08/97                             5,000                           .75                     3,750.00
10/08/97                            20,000                           .71875                 14,375.00
10/09/97                             2,000                           .71875                  1,437.50
10/09/97                             5,000                           .765625                 3,828.13
10/09/97                            18,500                           .75                    13,875.00
10/10/97                             4,500                           .78125                  3,515.63
10/14/97                             1,000                           .78125                    781.25
10/14/97                             6,000                           .8125                   4,875.00
10/28/97                            15,000                           .6875                  10,312.50
10/30/97                            13,000                           .6875                   8,937.50
10/30/97                            12,000                           .65625                  7,875.00
11/03/97                             3,700                           .6875                   2,543.75
11/04/97                             4,900                           .65625                  3,215.63
11/05/97                            12,000                           .6875                   8,250.00
11/05/97                             2,500                           .65625                  1,640.63
11/07/97                            11,300                           .65625                  7,415.63
11/10/97                            58,343                           .65625                 38,287.59
11/11/97                            10,500                           .65625                  6,890.63


                                                                                (table continued on next page)




(table continued from previous page)


Dates purchased            Number of shares purchased            Price per share<F2>        Total
---------------            --------------------------            ----------------          --------
11/14/97                             4,000                           .65625                  2,625.00
11/14/97                             8,500                           .6875                   5,843.75
11/17/97                             9,700                           .65625                  6,365.63
11/18/97                            11,300                           .65625                  7,415.63
11/24/97                             5,000                           .640625                 3,203.13
                                 ---------                                              -------------
                                 3,106,000                                              $2,086,524.84
                                 ---------                                              -------------



Dates sold                  Number of shares sold                Price per share<F2>        Total
----------                 -------------------------             ---------------           --------
08/13/97                             3,000                           $.6875            $     2,062.43
08/29/97                             3,000                            .71875                 2,156.17
09/17/97                             2,000                            .71875                 1,437.45
09/30/97                             3,000                            .71875                 2,156.17
10/07/97                           325,000                            .65                  211,242.95
                                 ---------                                              -------------
                                   336,000                                                 219,055.17<F3>
                                 ---------                                              -------------
                                 2,770,000                                              $1,857,284.59
                                 =========                                              =============




<F1>     Excludes the purchase for an aggregate  amount of $11,251.52 on October
         8, 1997 of warrants to purchase 562,576 shares of Cortech stock, which were contributed back to the capital of Cortech on October 18, 1997.
         No shares were purchased with or are being held with borrowed funds.

<F2>     Price excludes brokerage commissions, if any.

<F3>     Reflects loss on sale of $10,185.08.

